UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2025

AirJoule Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41151	86-2962208
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

34361 Innovation Drive Ronan, Montana	59864
(Address of principal executive offices)	(Zip Code)

(800) 942-3083

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	AIRJ	Nasdaq Capital Market
Warrants to purchase Class A common stock	AIRJW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Directors

Effective June 25, 2025, the Board of Directors (the “Board”) of AirJoule Technologies Corporation (the “Company”) appointed Denise Sterling and Thomas Murphy (together, the “New Directors”) to the Board. The Board has determined that the New Directors each satisfies the definition of “independent director” under the NASDAQ listing standards. The New Directors have each been designated as a Class II director with a term expiring at the next annual meeting of the Company’s stockholders. In connection with joining the Board, Ms. Sterling has also been appointed to serve on the Board’s Audit Committee and Compensation Committee, and Mr. Murphy has been appointed to serve on and Chair the Board’s Audit Committee and also serve on the Board’s Nominating and Corporate Governance Committee.

There are no arrangements or understandings between either of the New Directors and any other person pursuant to which either New Director was selected as a director. Furthermore, there are no transactions between either of the New Directors or any member of their respective immediate family and the Company or any of its subsidiaries that would be reportable as a related party transaction under the rules of the Securities and Exchange Commission.

The New Directors will be paid compensation in the same manner as the Company’s other non-employee directors. Information concerning the current cash and equity compensation of the Company’s non-employee directors is set forth in the Amended and Restated Non-Employee Director Compensation Program, which was filed as Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q on May 13, 2025.

Resignation of Current Directors

Effective June 25, 2025, Paul Dabbar and Kyle Derham each resigned as directors of the Company and from all committees of the Board on which they served. Neither resignation was the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Following these resignations, and as a result of the appointment of the New Directors, the size of the Board will remain at eight directors.

Item 9.01 Financial Statements and Exhibits

99.1	Press release of AirJoule Technologies Corporation, dated June 26, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIRJOULE Technologies Corporation

Date: June 26, 2025	By:	/s/ Stephen S. Pang
	Name:	Stephen S. Pang
	Title:	Chief Financial Officer